SUB-ITEM 77H

As of October 31, 2013, the following entity did not own 25% or more of the voting securities of the Fund:

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|PERSON/ENTITY                     |FUND                  |
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|MARSHALL & ILSLEY TRUST COMPANY NA|MFS LIFETIME 2040 FUND|
|(PREVIOUSLY REPORTED IN ERROR)    |                      |
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|MARSHALL & ILSLEY TRUST COMPANY NA|MFS LIFETIME 2050 FUND|
|(PREVIOUSLY REPORTED IN ERROR)    |                      |
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